NEWS RELEASE For Immediate Release

BrightView Announces CFO Transition Plan

BLUE BELL, PA (May 5, 2022) -- BrightView Holdings, Inc. (NYSE: BV), the leading commercial landscaping services company in the United States, today announced that John A. Feenan, Executive Vice President and Chief Financial Officer, has notified the Company of his intent to retire from the position of Chief Financial Officer, effective at the close of business on September 30, 2022. Brett Urban has been selected by the Company’s Board of Directors to succeed Feenan as Chief Financial Officer, effective October 1, 2022, in accordance with the Company’s long-term succession planning process.

Feenan is expected to remain at the Company as a non-executive employee for a period of time after September 30 to ensure a smooth transition. Feenan and BrightView expect to enter into a Separation and Transition Services Agreement. The Company also expects to enter into a letter agreement with Urban on terms consistent with the Company’s other executive officers.

Urban joined BrightView in 2016 as Vice President, Finance, and was promoted to Senior Vice President, Finance, in 2017. He currently serves in the lead finance role in the Company’s Maintenance Services segment, representing approximately 75 percent of the Company’s consolidated results. His current responsibilities also include leading the Company’s procurement department and spearheading the execution of the Company’s M&A strategy. Prior to joining BrightView, Urban held senior finance positions at Aramark, a global provider of food and facilities services, in roles of increasing responsibility in finance, accounting and FP&A. Urban received an undergraduate degree from Nichols College and an MBA from Arcadia University.

BrightView President and Chief Executive Officer Andrew Masterman, said, “More than six years ago we were excited to bring John to BrightView to lead our finance team. He played a key role in transforming the Company from two great family businesses to the creation of an industry-leading public company. He’s led our finance, accounting, investor relations, tax, treasury, and M&A teams, and has been an invaluable source of counsel for our Board, our management team, and to me.”

“Brett Urban’s deep experience at BrightView and background with leading organizations makes him well positioned to continue to drive results and value for our shareholders,” said Masterman. “As CFO of our Maintenance business, Brett has helped to accelerate growth and lead the execution of more than 30 strategic acquisitions since 2017. We’re confident that the momentum and leadership he has instilled across the organization to date and now, with his promotion to Chief Financial Officer, will help BrightView continue to achieve and exceed its goals.”

About BrightView

BrightView is the largest provider of commercial landscaping services in the United States. Through its team of approximately 20,000 employees, BrightView provides services ranging from landscape maintenance and enhancements to tree care and landscape development for thousands of customers’ properties, including corporate and commercial properties, HOAs, public parks, hotels and resorts, hospitals and other healthcare facilities, educational institutions, restaurants and retail, and golf courses, among others. BrightView is the Official Field Consultant to Major League Baseball.

Forward Looking Statements

This press release includes certain disclosures which contain “forward-looking statements.” You can identify forward-looking statements because they contain words such as “believes” and “expects.” Forward-looking statements are based on BrightView’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements can be found under the caption “Risk Factors” in our most recent annual report on Form 10-K filed with the SEC, as such risk factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website on www.sec.gov. Any forward-looking statement in this release speaks only as of the date of this release. BrightView undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Source: BrightView Holdings

For More Information:

Investor Relations

Faten Freiha, Vice President of Investor Relations

(484) 567-7148

Faten.Freiha@brightview.com

News Media

David Freireich, Vice President of Communications & Public Affairs

(484) 567-7244

David.Freireich@brightview.com